UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

        Date of report (Date of earliest event reported): April 29, 2005

                          Willis Group Holdings Limited
-------------------------------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)

                                     Bermuda
-------------------------------------------------------------------------------
                 (State or Other Jurisdiction of Incorporation)

                 001-16503                            98-0352587
-------------------------------------------------------------------------------
          (Commission File Number)          (IRS Employer Identification No.)

                            c/o Willis Group Limited
-------------------------------------------------------------------------------
                               Ten Trinity Square
                            London EC3P 3AX, England
                    (Address of Principal Executive Offices)

                               (44) (20) 7488-8111
-------------------------------------------------------------------------------
              (Registrant's Telephone Number, Including Area Code)

                                 Not Applicable
-------------------------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.        Entry into a Material Definitive Agreement.

(A) Approval of the Amended and Restated 2001 Share Purchase and Option Plan
The Company's Annual Meeting of Shareholders was held on April 29, 2005. At the Annual Meeting, the Company's shareholders approved two amendments to the Company's 2001 Share Purchase and Option Plan (the "2001 Plan"). The first amendment increased the number of shares available under the 2001 Plan to 25,000,000 from 15,000,000, provided that the maximum number of shares of the Company's Common Stock that may be issued, sold or otherwise distributed pursuant to the 2001 Plan as Restricted Shares, Purchase Shares or other Share Based Grants is 3,500,000 shares.
It is the Company's policy for non-employee Directors joining the Board to be granted options to purchase 30,000 of the Company's shares which vest in five equal installments from the first anniversary of grant and are exercisable until the tenth anniversary of grant. The second amendment changes the definition of `Director' in the 2001 Plan allowing the Company to make grants of options to non-employee Directors under the same plan used for other Directors and Executive Officers of the Company rather than under the Board's general authority.

(B) Approval of the Adoption of the Senior Management Incentive Plan
Also at the Annual Meeting, the Company's shareholders approved the adoption of the Willis Group Senior Management Incentive Plan (the `Incentive Plan'). The Incentive Plan generally will be administered by the Compensation Committee (the `Committee'). The Executive Officers of the Company and members of its Partners Group, including Mr. Plumeri, our chairman and chief executive officer, are eligible to participate in the Incentive Plan. Individuals will be selected to participate in the Incentive Plan for a one fiscal year cycle or portion of a fiscal year cycle, (each a `Performance Period'), as determined by the Committee. Participants who are selected to participate in the Incentive Plan will be paid a bonus (as defined below) based upon the achievement of performance objectives set by the Committee.
Each participant in the Incentive Plan may be paid a bonus determined in the discretion of the Committee in such amount, if any, the Committee deems appropriate up to the limit established in the Incentive Plan (a participant's "Bonus"). Bonuses will be payable, as determined by the Committee, in cash and/or equity-based awards of equivalent value. To the extent that equity-based awards are granted in lieu of cash they will be granted under the 2001 Plan. Unless the Committee indicates otherwise, if a participant's employment with the Company or its affiliates terminates for any reason before the end of a Performance Period or before the date that Bonus is paid, the Committee will have the discretion to determine whether such participant's Bonus will be forfeited or reduced on a pro-rata basis to reflect the position of such fiscal year the participant was employed by us or to make other arrangements as the Committee deems appropriate.

Item 8.01.  Other Events.

A copy of the Press Release announcing the results of the Annual Meeting of Shareholders is attached as Exhibit 99.1 to this Report on Form 8-K and is incorporated herein by reference.

Item 9.01     Financial Statements and Exhibits.

(c) Exhibits:

         10.23 Amended and Restated Willis Group Holdings Limited 2001 Share Purchase and Option Plan

         10.24    Willis Group Senior Management Incentive Plan

         99.1     Press Release of Willis dated April 29, 2005

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      WILLIS GROUP HOLDINGS LIMITED


Date: May 3, 2005                     By:  /s/ Mary E. Caiazzo
                                      ----------------------------------
                                      Name:    Mary E. Caiazzo
                                      Title:   Assistant General Counsel

                                  EXHIBIT INDEX


     Exhibit No.  Description
     -----------  -----------
         10.23 Amended and Restated Willis Group Holdings Limited 2001 Share Purchase and Option Plan

         10.24    Willis Group Senior Management Incentive Plan

         99.1     Press Release of Willis dated April 29, 2005